UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

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ZAIS GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35848	46-1314400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bridge Avenue, Suite 322 Red Bank, NJ	07701-1106
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 978-7518

N/A
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 21, 2016, Bruce Cameron resigned from his position as a director of ZAIS Group Holdings, Inc. (the “Company”), effective as of April 21, 2016.

(d) On April 21, 2016, the Board of Directors of the Company (the “Board”) elected John Burke as a director of the Company to fill the vacancy created by Mr. Cameron’s resignation, and appointed Mr. Burke as a member of the Audit, Compensation and Nominating and Corporate Governance committees of the Board. For his service as a non-employee director, the Company will pay Mr. Burke an annual base director’s fee of $200,000, 50% in cash and 50% in restricted stock awards, and reimburse him for travel expenses incurred in connection with his attendance at Board and committee meetings. Non-employee directors are also eligible to receive equity-based awards issued pursuant to the Company’s 2015 Stock Incentive Plan.

A copy of the press release issued by the Company on April 22, 2016 announcing Mr. Burke’s election to the Board is attached hereto as Exhibit 99.1. Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated April 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAIS GROUP HOLDINGS, INC.

By:	/s/ Michael Szymanski
Michael Szymanski President

Date: April 25, 2016